UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 3, 2013
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Commission File Number 333-170315

First Titan Corp.
(Exact name of small business issuer as specified in its charter)

Florida	27-3480481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

495 Grand Boulevard, Suite 206 Miramar Beach, Florida	32550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 269-7267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 3, 2013, Mr. Harvey Bryant resigned as our Chief Executive Officer, President and Director for medical reasons.

On the same date, our Board of Directors appointed Robert Federowicz as Interim Chief Executive Officer and Interim President. Mr. Federowicz will serve in that position until a permanent Chief Executive Officer and President is identified. Mr. Federowicz will also serve as a director. Mr. Federowicz has not been appointed to any committees of the Board as the Board does not presently have any committees. Mr. Federowicz served as Chief Executive Officer and President of First Titan from September 2011 until December 2012.

Mr. Federowicz, age 43, brings over twenty years of experience as an entrepreneur and executive in the United States and in Poland. In the early 1990s, he served as project manager and government liaison for a small private U.S. energy development company, Hart Associates, Inc., working with the Polish government to facilitate the privatization and modernization of several coal-fired power plants. In 1994, Federowicz moved to the U.S. and continued to be involved in the development of various international power projects with Coastal Power Company, a subsidiary of the Coastal Corporation. In 1999, he was appointed Chief Information Officer for Hart Energy International, where he helped lead the company’s startup and growth efforts before eventually assisting in the company’s multi-million dollar merger with the U.K.-based Commonwealth Development Corp.

From 2005 through 2009, Mr. Federowicz was an owner and operator of a fitness gym in Houston, Texas. During 2010, he served as an account executive for Screentek, Inc., a seller of LCD screen technology for laptop computers. From December 2010 to September 2011, Mr. Federowicz was the Chief Executive Officer of Obscene Jeans Corp., a designer and manufacturer of specialty fashion products. From September 2011 until December 2012, Mr. Federowicz was the Chief Executive Officer of First Titan Corp., a designer and manufacturer of instrument panels and wiring harnesses. Since 2011, Mr. Federowicz has served as CEO of Quantum International Corp. and continues to serve in this position. Since January 2013, he has served as CEO of Aristocrat Group Corp. and continues to serve in this position. Mr. Federowicz is a graduate of the Warsaw School of Economics in Poland with a BBA in International Trade.

Mr. Federowicz will continue to be assisted by Jonathan Pina of Pimuro Capital Partners (“Pimuro”). Mr. Pina is a consultant to the Company and has an extensive background in the oil and gas industry. Pimuro possesses strong business ties throughout the U.S. energy sector and will provide a broad base of services to the Company. The firm’s principles have previously advised companies including ConocoPhillips, Marubeni Corporation, PetroSA, Cygnus Oil & Gas, McMoRan Exploration Co., Chevron, Sojitz, RepsolYPF and Cano Petroleum, Inc. The firm specializes in assisting companies seeking merger and acquisition advisory, general corporate finance advisory and private capital raise services.

Mr. Federowicz does not have a written employment or other compensatory agreement with the Company.  He is being paid $2,500 per month for his services to the Company.

The Company has not entered into any transactions with Mr. Federowicz described in Item 404(a) of Regulation S-K.

Mr. Federowicz was not appointed pursuant to any arrangement or understanding between Mr. Federowicz and any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 7, 2013	First Titan Corp.

By: /s/ Robert Federowicz
Robert Federowicz
Chief Executive Officer
Principal Financial Officer